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                                                                      EXHIBIT 23

         REPORT AND CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of PFIZER INC.:

    Under date of February 22, 1996, we reported on the consolidated balance sheet of Pfizer Inc. and subsidiary companies as of December 31, 1995, 1994 and 1993 and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended, as contained in the 1995 Annual Report to Shareholders. These consolidated financial statements and our report thereon are incorporated by reference in this Annual Report on Form 10-K for the year 1995. The audits referred to in our report dated February 22, 1996 included the related financial statement schedule as of December 31, 1995, 1994 and 1993 and for the years then ended. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

    We consent to the use of our reports included and incorporated herein by reference.

    We also consent to the incorporation by reference of our reports in the Prospectus dated December 27, 1972, as supplemented February 6, 1973, of Pfizer Inc., filed under the Securities Act of 1933 on Registration Statement Form S-16 dated October 27, 1972 (File No. 2-46157), as amended, in the Prospectus dated June 14, 1979, of Pfizer Inc., in the Registration Statement on Form S-16 dated April 26, 1979 (File No. 2-64610), as amended, in the Registration Statement on Form S-15 dated December 13, 1982 (File No. 2-80884), as amended, in the Registration Statement on Form S-8 dated October 27, 1983 (File No. 2-87473), as amended, in the Registration Statement on Form S-8 dated March 22, 1990 (File No. 33-34139), in the Registration Statement on Form S-8 dated January 24, 1991 (File No. 33-38708), in the Registration Statement on Form S-3 dated June 26, 1991 (File No. 33-41367), as amended, in the Registration Statement on Form S-8 dated November 18, 1991 (File No. 33-44053), in the Registration Statement on Form S-3 dated May 27, 1993 (File No. 33-49629), in the Registration Statement on Form S-8 dated May 27, 1993 (File No. 33-49631), in the Registration Statement on Form S-8 dated May 19, 1994, (File No. 33-53713), in the Registration Statement on Form S-8 dated October 5, 1994 (File No. 33-55771), in the Registration Statement on Form S-3 dated November 14, 1994 (File No. 33-56435), in the Registration Statement on Form S-8 dated December 20, 1994 (File No. 33-56979), and in the Registration Statement on Form S-4 dated February 14, 1995 (File No. 33-57709).

                                                 /s/ KPMG Peat Marwick LLP
                                          --------------------------------------
                                                   KPMG Peat Marwick LLP
New York, New York
March 28, 1996